FOR IMMEDIATE RELEASE

                                                                    EXHIBIT 99.1

Contacts:         Norman Black, Public Relations
                  404-828-7593
                  Teresa Finley, Investor Relations
                  404-828-7359

                           STRONG INTERNATIONAL GROWTH
                         PRODUCES SOLID QUARTER FOR UPS

                 SUPPLY CHAIN & FREIGHT SEGMENT PROFIT IMPROVES

     ATLANTA, April 25, 2007 - UPS (NYSE:UPS) today reported a 7.9% increase in adjusted diluted earnings per share to $0.96 on a 3.3% revenue gain, thanks to a strong performance by its international operation and significant improvement by its supply chain and freight segment.

     Those results exclude an impairment charge relating to aging jet aircraft and expenses for a voluntary separation program completed during the quarter. Including these charges, diluted earnings per share declined 12.4% to $0.78 compared to the same period in 2006.

     "We are pleased with the company's first quarter performance," said Mike Eskew, UPS chairman and CEO. "Strong gains in our international package and supply chain and freight businesses helped offset the impact of a slowing U.S. economy. We will continue to invest aggressively to seize the growth opportunities created by the rise in global trade."

CONSOLIDATED RESULTS                     1Q 2007      AS ADJUSTED    1Q 2006
--------------------                     -------      -----------    -------
Revenue                                  $  11.9 B                  $   11.5 B
Operating profit                         $  1.36 B        $  1.65 B $   1.56 B
Operating margin                            11.4 %           13.8 %     13.5 %
Average volume per day                     15.13 M                     15.06 M
Diluted earnings per share               $  0.78          $  0.96   $   0.89

     For the three months ended March 31, 2007, adjusted operating margin improved 30 basis points to 13.8%. The supply chain and freight segment reported adjusted operating profit of $54 million, an improvement of $79 million.

     During the period, UPS took an impairment charge of $221 million on certain Boeing 727 and 747 aircraft, including related engines and parts, due to the acceleration of the planned retirement of these aircraft. In addition, the company realized a charge to expense of $68 million to reflect the cost of a previously announced voluntary separation opportunity. The charge covered cash payouts, the acceleration of stock compensation and certain retiree healthcare benefits for participating employees. The effect of these two items after tax was $184 million, which reduced diluted earnings per share by $0.18.

                                    - more -

2-2-2

     The aircraft impairment charge impacted the U.S. Domestic Package segment by $159 million and the International Package segment by $62 million. The separation charge impacted the U.S. Domestic Package segment by $53 million, the International Package segment by $7 million and the Supply Chain and Freight segment by $8 million.


CASH POSITION

     UPS ended the quarter with $2.4 billion in cash and marketable securities. UPS also:

 o Generated $1.9 billion in free cash flow.
 o Purchased 8.9 million shares.
 o Paid dividends totaling $828 million. The dividend was increased 11% during the quarter.
 o Invested $675 million in capital expenditures.

U.S. DOMESTIC PACKAGE                    1Q 2007      AS ADJUSTED    1Q 2006
---------------------                    -------      -----------   -------
Revenue                                    $7.55 B                     $7.46 B
Operating profit                           $ 941 M         $1.15 B     $1.19 B
Operating margin                            12.5 %          15.3 %      15.9 %
Average volume per day                      13.3 M                      13.3 M

     Consolidated volume in the U.S. operation was flat for the quarter as a result of a slowing U.S. economy. Next Day Air(R) volume declined marginally and deferred volume dropped 1.8%. Ground volume was flat, although revenue per piece on ground products remained strong with a gain of 3%.

     During the quarter, UPS unveiled an industry-leading Delivery InterceptSM option in the United States that allows shippers to intercept and reroute packages before they're delivered. The company also unveiled enhancements to Web-based shipping tools that allow customers to streamline the preparation, management and tracking of multiple types of shipments, whether small package or freight, domestic or international.

INTERNATIONAL PACKAGE                    1Q 2007     AS ADJUSTED     1Q 2006
---------------------                    -------     -----------     -------

Revenue                                  $  2.39 B                     $2.16 B
Operating profit                         $   371 M         $ 440 M      $395 M
Operating margin                            15.6 %          18.4 %      18.3 %
Average volume per day                       1.8 M                       1.7 M

     Export volume showed strong growth with a 10% gain, led by a jump of more than 20% from Asia and a double-digit increase from Europe.

                                    - more -

3-3-3

     In early April, UPS and the Chinese government opened the way for construction of UPS's International Air Hub at Pudong International Airport in Shanghai. This facility, expected to be operational next year, expands UPS's steadily increasing presence in China in support of trade growth in that part of the world.

SUPPLY CHAIN AND FREIGHT                1Q 2007     AS ADJUSTED     1Q 2006
------------------------                -------     -----------      -------
Revenue                                  $  1.97 B                  $   1.90 B
Operating profit                        $     46 M  $     54M           ($25 M)
Operating margin                             2.3 %       2.7%           (1.3 %)

     The Supply Chain and Freight segment posted a second consecutive quarter of improving results. The Forwarding and Logistics unit achieved excellent cost control and completed the restructuring efforts begun last year. Despite the challenging Less-than-Truckload (LTL) environment, ground freight posted increased revenue and positive shipment growth.

OUTLOOK

     "We remain excited about the long-term growth opportunities ahead for UPS," said Scott Davis, vice chairman and CFO. "The U.S. economy was softer than we originally anticipated, but continued rapid growth outside the United States and steady improvements from our Supply Chain and Freight segment are expected to produce a solid performance for the company in 2007."

     Davis said UPS is projecting earnings for the second quarter in a range of $1.00 to $1.05 per diluted share compared to $0.97 for the second quarter of 2006. He also reaffirmed the company's annual target of a 6-to-10 percent increase in adjusted diluted earnings per share.

     UPS, which celebrates its 100th anniversary in 2007, is the world's largest package delivery company and a global leader in supply chain services, offering an extensive range of options for synchronizing the movement of goods, information and funds. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. UPS's stock trades on the New York Stock Exchange (UPS) and the company can be found on the Web at UPS.com.

                                      # # #

EDITOR'S NOTE: UPS Chairman and CEO Mike Eskew and Vice Chairman and CFO Scott Davis will discuss first quarter results with investors and analysts during a conference call at 8:30 a.m. EDT today. That call is open to listeners through a live Webcast. To access the call, go to www.shareholder.com/UPS and click on "Earnings Webcast."

     We supplement the reporting of our financial information determined under generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans. We also provide the amount of our free cash flow to supplement our cash flow determined under GAAP. We define free cash flow as net cash from operating activities adjusted for capital expenditures, proceeds from disposals of property, plant and equipment, net change in finance receivables and other investing activities. We believe free cash flow is an important measure in assessing the generation of cash for discretionary investments and dividends.

     In the first quarter of 2007, we recorded a $221 million pre-tax impairment charge related to aircraft and a $68 million pre-tax charge related to cash payouts and the acceleration of stock compensation and certain retiree healthcare benefits for employees who accepted a voluntary separation opportunity. We presented first quarter 2007 operating profit, operating margin, pre-tax income, net income and earnings per share excluding the impact of these items as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. The underlying matters that produced the impairment charge and the charge related to the voluntary separation opportunity were unique, and we do not believe they are reflective of the types of charges that will affect future anticipated results.

     Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

     Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

                          UNITED PARCEL SERVICE, INC.
                    SELECTED FINANCIAL DATA - FIRST QUARTER
                                  (UNAUDITED)




                                                  THREE MONTHS ENDED
                                                        MARCH 31,                                 CHANGE
                                               ---------------------------           -------------------------------
                                                  2007            2006                     $                     %
                                               ---------        ----------            ----------          ----------
(amounts in millions, except per share data)
STATEMENT OF INCOME DATA:
Revenue:
  U.S. Domestic Package                         $  7,552            $  7,463            $     89                  1.2%
  International Package                            2,385               2,161                 224                 10.4%
  Supply Chain & Freight                           1,969               1,897                  72                  3.8%
                                                --------            --------               -----
  Total revenue                                   11,906              11,521                 385                  3.3%

Operating expenses:
  Compensation and benefits                        6,341               6,019                 322                  5.3%
  Other                                            4,207               3,947                 260                  6.6%
                                                --------            --------               -----
  Total operating expenses                        10,548               9,966                 582                  5.8%

Operating profit (loss):
  U.S. Domestic Package                              941               1,185                (244)               -20.6%
  International Package                              371                 395                 (24)                -6.1%
  Supply Chain & Freight                              46                 (25)                 71                  N/A
                                                --------            --------               -----
  Total operating profit                           1,358               1,555                (197)               -12.7%

Other income (expense):
  Investment income                                   14                  23                  (9)               -39.1%
  Interest expense                                   (49)                (48)                 (1)                 2.1%
                                                --------            --------               -----
  Total other income (expense)                       (35)                (25)                (10)                40.0%
                                                --------            --------               -----

Income before income taxes                         1,323               1,530                (207)               -13.5%

Income taxes                                         480                 555                 (75)               -13.5%
                                                --------            --------               -----
Net income                                      $    843            $    975            $   (132)               -13.5%
                                                ========            ========               =====

Net income as a percentage of revenue                7.1%                8.5%

Per share amounts
  Basic earnings per share                      $   0.79            $   0.89            $  (0.10)               -11.2%
  Diluted earnings per share                    $   0.78            $   0.89            $  (0.11)               -12.4%


Weighted-average shares outstanding
  Basic                                            1,070               1,096
  Diluted                                          1,075               1,100

AS ADJUSTED INCOME DATA:
  U.S. Domestic Package                         $  1,153            $  1,185             $    (32)               -2.7%
  International Package                              440                 395                   45                11.4%
  Supply Chain & Freight                              54                 (25)                  79                 N/A
                                                --------            --------                -----
       Total operating profit (1)                  1,647               1,555                   92                 5.9%



  Income before income taxes (1)                $  1,612            $  1,530             $     82                 5.4%
  Net income (2)                                $  1,027            $    975             $     52                 5.3%
  Basic earnings per share (2)                  $   0.96            $   0.89             $   0.07                 7.9%
  Diluted earnings per share (2)                $   0.96            $   0.89             $   0.07                 7.9%



(1) First quarter 2007 adjusted operating profit and income before income taxes exclude an impairment charge on Boeing 727 and 747 aircraft, and related engines and parts, of $221 million ($159 million U.S. Domestic Package and $62 million International Package), due to the acceleration of the planned retirement of these aircraft.

         First quarter 2007 adjusted operating profit and income before income taxes also exclude a charge related to the special voluntary separation opportunity ("SVSO"), which was offered to approximately 640 employees who work in non-operating functions. The SVSO was accepted by 195, or 30%, of the eligible employees during the first quarter. As a result, we have recorded a charge to expense of $68 million ($53 million U.S. Domestic Package, $7 million International Package, and $8 million Supply Chain & Freight), to reflect the cash payout and the acceleration of stock compensation and certain retiree healthcare benefits under the SVSO program.

(2) First quarter net income and earnings per share amounts exclude the after-tax impact of the charges described in (1), which total $184 million.

        Certain prior year amounts have been reclassified to conform to the current year presentation.

                          UNITED PARCEL SERVICE, INC.
                    SELECTED OPERATING DATA - FIRST QUARTER
                                  (UNAUDITED)





                                                THREE MONTHS ENDED
                                                     MARCH 31,                  CHANGE
                                               --------------------    ----------------------
                                                 2007         2006       $ / #           %
                                               --------    --------    ---------    ---------

REVENUE (IN MILLIONS):
U.S. Domestic Package:
   Next Day Air                                $  1,653    $  1,684    $    (31)       -1.8%
   Deferred                                         802         831         (29)       -3.5%
   Ground                                         5,097       4,948         149         3.0%
                                               --------    --------       -----
      Total U.S. Domestic Package                 7,552       7,463         89          1.2%
International Package:
   Domestic                                         511         466          45         9.7%
   Export                                         1,747       1,561         186        11.9%
   Cargo                                            127         134          (7)       -5.2%
                                               --------    --------       -----
      Total International Package                 2,385       2,161         224        10.4%
Supply Chain & Freight:
   Forwarding and Logistics                       1,386       1,339          47         3.5%
   Freight                                          488         477          11         2.3%
   Other                                             95          81          14        17.3%
                                               --------    --------       -----
      Total Supply Chain & Freight                1,969       1,897          72         3.8%
                                               --------    --------       -----
Consolidated                                   $ 11,906    $ 11,521    $    385         3.3%
                                               ========    ========       =====


Consolidated volume (in millions)                   968         964           4         0.4%


Operating weekdays                                   64          64

AVERAGE DAILY PACKAGE VOLUME (IN THOUSANDS):
U.S. Domestic Package:
   Next Day Air                                   1,246       1,253          (7)       -0.6%
   Deferred                                         936         953         (17)       -1.8%
   Ground                                        11,107      11,112          (5)        0.0%
                                               --------    --------       -----
      Total U.S. Domestic Package                13,289      13,318         (29)       -0.2%
International Package:
   Domestic                                       1,114       1,090          24         2.2%
   Export                                           722         656          66        10.1%
                                               --------       -----       -----
      Total International Package                 1,836       1,746          90         5.2%
                                               --------    --------       -----
Consolidated                                     15,125      15,064          61         0.4%
                                               ========    ========       =====

AVERAGE REVENUE PER PIECE:
U.S. Domestic Package:
   Next Day Air                                $  20.73    $  21.00    $  (0.27)       -1.3%
   Deferred                                       13.39       13.62       (0.23)       -1.7%
   Ground                                          7.17        6.96        0.21         3.0%
      Total U.S. Domestic Package                  8.88        8.76        0.12         1.4%
International Package:
   Domestic                                        7.17        6.68        0.49         7.3%
   Export                                         37.81       37.18        0.63         1.7%
      Total International Package                 19.22       18.14        1.08         6.0%
Consolidated                                   $  10.13    $   9.84    $   0.29         2.9%
                                               ========    ========       =====




Certain prior year amounts have been reclassified to conform to the current year presentation.

                          UNITED PARCEL SERVICE, INC.
                        RECONCILIATION OF FREE CASH FLOW
                                  (UNAUDITED)



                                             PRELIMINARY
                                             YEAR-TO-DATE
(amounts in millions)                       MARCH 31, 2007
                                        -------------------
Net cash from operations                 $            2,507


Capital expenditures                                   (675)

Proceeds from disposals of PP&E                          18

Net change in finance receivables                        24

Other investing activities                               15
                                         ------------------
     Free cash flow                      $            1,889
                                         ==================


Amounts are subject to reclassification.